SUB-ITEM 77Q1(e)

                            MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is entered into as of this 1st day of January, 2002 between Short-Term Investments Company (the "Company"), on behalf of the fund listed on Exhibit "A" to this Memorandum of Agreement (the "Fund"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and AIM agree as follows:

         The Company and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees of the Fund as set forth on Exhibit "A". Neither the Company nor AIM may remove or amend the waivers to the Company's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived.

         The Company and AIM agree to review the then-current waivers for the Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. Unless the Company, by vote of its Board of Directors, or AIM terminates the waivers, or the Company and AIM are unable to reach an agreement on the amount of the waivers to which the Company and AIM desire to be bound, the waivers will continue for additional one-year terms at the rate to which the Company and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Company and AIM agree to be bound.

         IN WITNESS WHEREOF, the Company and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                        Short-Term Investments
                                        Company, on behalf of each
                                        Fund listed in Exhibit "A"
                                        to this Memorandum of
                                        Agreement


                                        By:        /s/ Robert H. Graham
                                            ----------------------------------

                                        Title:     President
                                               -------------------------------



                                        A I M Advisors, Inc.


                                        By:        /s/ Robert H. Graham
                                            ----------------------------------

                                        Title:     President
                                               -------------------------------

                                  EXHIBIT "A"
                                  -----------

                         SHORT-TERM INVESTMENTS COMPANY


      FUND                          WAIVER                     COMMITTED UNTIL
      ----                          ------                     ---------------
Prime Portfolio             Advisory Fee waiver of            December 31, 2002
                            0.075% of the Advisory Fee
                            payments on average daily
                            net assets